
LiquidPiston
RESERVE YOUR SHARES
THE COMBUSTION ENGINE REIMAGINED
Things are heating up here at LiquidPiston. We've got some exciting announcements coming up and as a valued supporter of LiquidPiston, we're inviting you to reserve your shares in our next funding round. Just click below to reserve your spot, and know when the offering goes live!
RESERVE YOUR SHARES
$10 Share Price
+ Up To 15% Bonus Shares


LiquidPiston
RESERVE YOUR SHARES

LiquidPiston

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invest@liquidpiston.com

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NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. AN OFFERING STATEMENT REGARDING THIS OFFERING HAS BEEN FILED WITH THE SEC. THE PRELIMINARY OFFERING CIRCULAR IS NOT YET QUALIFIED BY THE SEC. YOU MAY OBTAIN A COPY OF THE PRELIMINARY OFFERING CIRCULAR THAT IS PART OF THAT OFFERING STATEMENT AT: LiquidPiston, Inc. Preliminary Offering Circular, dated May 25, 2022

LiquidPiston Inc.

You've been invited to Indicate interest in LiquidPiston Inc.

Indication Of Interest Details

Deal	LiquidPiston - Testing The Waters
Signing documents with	LiquidPiston Inc.

BEGIN INDICATING INTEREST

Please enter your email & click **Start** to **indicate an expression of interest** in the offering. When the offering is live you will receive a notification to return to the portal to complete your subscription & purchase. If you have any questions please reach out to invest@liquidpiston.com.

NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED.
NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION.
AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND.

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LIQUIDPISTON

LIQUIDPISTON INC.

LIQUIDPISTON - TESTING THE WATERS • COMMON STOCK AT $10.00 USD

PREVIEW AGREEMENT

INDICATION OF INTEREST PROGRESS

QUESTIONNAIRE | REVIEW | SIGNATURE | PAYMENT | DOCUMENTS | COMPLETE

Please enter Ben B's total investment amount in LiquidPiston - Testing The Waters:

Reserve the following amount of shares or higher to get the indicated bonus shares when completing your investment during the final offering:
500 shares: 5% bonus shares
1,000 shares: 7.5% bonus shares
2,500 shares: 10% bonus shares
5,000 shares: 15% bonus shares

500

Purchase total: $5,000.00 USD.

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LIQUIDPISTON

LIQUIDPISTON INC.

LIQUIDPISTON - TESTING THE WATERS • COMMON STOCK AT $10.00 USD

PREVIEW AGREEMENT

INDICATION OF INTEREST PROGRESS

QUESTIONNAIRE | REVIEW | SIGNATURE | PAYMENT | DOCUMENTS | COMPLETE

Thank you for registering your interest in the LiquidPiston Reg A+ offering. As soon as the offering is live, you will receive a notification to return to the portal to complete your subscription and purchase. You can now log out of DealMaker and wait for further communication via email.

In the meantime, if you have any questions please reach out to invest@liquidpiston.com.

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